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                                                                   Exhibit 99.5

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to be named in a Registration Statement, and in all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, as a director of each of Carnival Corporation, a Panamanian corporation, and P&O Princess Cruises, a public limited company incorporated in England and Wales, and to all references to me in that connection in the Prospectus.

Signed: March 7, 2003.


                                                     /s/  PIER LUIGI FOSCHI
                                                  -----------------------------
                                                        Pier Luigi Foschi